UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 1, 2008

Date of Report (Date of earliest
event reported)

Poniard Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

7000 Shoreline Court, Suite 270, South San Francisco CA	94080
(Address of principal executive offices)	(Zip Code)

(650) 583-5727 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is filed to amend and restate the Company’s Current Report on Form 8-K filed with the Commission on February 6, 2008, to correct the description in the fourth paragraph of Item 1.01(a) with respect to certain events upon which Dr De Jager will be eligible to receive additional stock options.  The corrected language is set forth in bold italics under Item 1.01(a) of this filing.  No other changes were made to the originally filed Form 8-K.

Section 1 – Registrant’s Business and Operations

Item 1.01.                                          Entry into a Material Definitive Agreement.

(a)           In connection with the Company’s appointment of Robert L. De Jager, M.D. to serve as its Chief Medical Officer, the Company and Dr. De Jager entered into a Change of Control Agreement and a Key Executive Severance Agreement, each dated as of February 1, 2008.

Pursuant to the Change of Control Agreement, if the Company terminates Dr De Jager’s employment without cause, or if Dr. De Jager terminates his employment for good reason, Dr. De Jager is entitled to receive the following: (i) an amount equal to his annual base salary for the year in which the date of termination occurs; (ii) an amount equal to the annual bonus that would have been paid but for the termination of his employment; (iii) up to one year’s medical and dental insurance benefits; and (iv) the immediate vesting of all of his outstanding stock options.  Under the Change of Control Agreement, “cause” includes the following events: a clear refusal to carry out any of the executive’s material lawful duties;  persistent failure to carry out any of the executive’s lawful duties after reasonable notice and an opportunity to correct the failure; violation by the executive of a state or federal criminal law involving a crime against the Company or any other crime involving moral turpitude; the executive’s current abuse of alcohol or controlled substances; deception, fraud, misrepresentation or dishonesty by the executive; any incident materially compromising the executive’s reputation or ability to represent the Company with the public; or any other material violation of the Change of Control Agreement after notice and an opportunity to cure.  “Good reason” includes the assignment of the executive to any duties inconsistent with or resulting in a diminution of the executive’s position, duties or responsibilities (excluding actions of the Company not taken in bad faith and promptly remedied); any failure by the Company to pay the executive compensation and benefits in accordance with the Change of Control Agreement (excluding actions of the Company not taken in bad faith and promptly remedied); requiring the executive to be based at any office or location more than 30 miles from the city in which the executive will be employed by the Company; the Company’s failure to properly assign the Change of Control Agreement to a successor; or any other material violation of any provision of the Change of Control Agreement, in each case, after notice and an opportunity to cure.  The Change of Control Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives 90 days’ written notice prior to the end of the initial or renewal term.  If a change of control occurs, the Change of Control Agreement automatically renews and runs for a period of two additional years from the date of the change of control.  A “change of control” is triggered upon the occurrence of certain mergers, consolidations or reorganizations of the Company; the liquidation or dissolution of the Company or the sale of substantially all of the Company’s assets; acquisition of beneficial ownership of 20% or more of the outstanding common stock or voting power of the Company by a person or group of related persons, if such acquisition is not approved in advance by a majority of the incumbent directors; acquisition of beneficial ownership of 33% or more of the outstanding common stock or voting power of the Company by a person or group of related persons, if such acquisition is approved in advance by a majority of the incumbent directors; or the failure of incumbent board members (or persons nominated or appointed by incumbent board members) to hold a majority of the seats on the Company’s board of directors.

Pursuant to the Key Executive Severance Agreement, if the Company terminates Dr. De Jager’s employment without cause, or if he terminates his employment for good reason, Dr. De Jager is entitled to receive a severance payment of 75% of his current annual base salary and up to nine months’ medical and dental insurance benefits.  The Agreement runs for an initial one-year term and renews automatically for successive one-year periods unless either party gives nine months’ written notice prior to the end of the initial or renewal term.  The definitions of “cause” and “good reason” are substantially the same as in the Change of Control Agreement described above.  The Key Executive Severance Agreement does not supersede or nullify the Change of Control Agreement.  However, if Dr. De Jager’s termination of employment falls within the scope of both agreements, the Company does not need to make payments under the Severance Agreement to the extent that it is making the same payments under the Change of Control Agreement.

In connection with his acceptance of employment, Dr. De Jager was granted a stock option to purchase 100,000 shares of Company common stock pursuant to the terms of the Company’s Amended and Restated 2004 Incentive Compensation Agreement (2004 Plan).  The stock option was granted effective February 1, 2008, the first day of Dr. Jager’s employment, and has a per share exercise price of $5.56, which is equal to the closing sales price of the Company’s common stock on that date.  The stock option vests 25% after the end of one year and the balance will vest in equal monthly amounts over the next three years.  In addition, if in the good faith determination of the Equity Awards Subcommittee of the Compensation Committee of the Company’s board of directors, the following events occur within the time frames indicated, Dr. De Jager will be eligible to receive additional stock options to purchase shares of Company common stock pursuant to the terms of the 2004 Plan (with the same vesting schedule from the date of grant as provided for in his initial grant) as follows:  (i) completion of patient enrollment under the Company’s current Phase III clinical trial in small cell lung cancer by the end of the third quarter of 2008—option for 25,000 shares; (ii) delivery of top-line response data under the Company’s current Phase II clinical trial in colorectal cancer by the end of 2008—option for 25,000; and (iii) delivery of top-line survival data under the Company’s current Phase III trial in small cell lung cancer by the end of 2008—option for 25,000 shares.  Any such options will have an exercise price equal to the closing sales price of the Company’s common stock on the effective date of grant.

Dr. De Jager will receive an annual base salary of $345,000, payable semi-monthly and will be eligible for an annual bonus of up to 30% of his annual base salary, at the discretion of the Compensation Committee of the Company’s board of directors.  Dr. De Jager is an at-will employee of the Company.

Copies of Dr. De Jager’s Change of Control Agreement and Key Employee Severance Agreement, dated as of February 1, 2008, are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.  A letter agreement dated January 29, 2008, setting out Dr. De Jager’s initial terms of compensation, is attached hereto as Exhibit 10.3, and is incorporated herein by reference.

Item 5 – Corporate Government and Management

Item 5.02.                                          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)           Effective February 1, 2008, Robert L. De Jager, M.D., F.A.C. P. was appointed to serve as Chief Medical Officer of the Company.

Dr. De Jager, age 66, served as Senior Vice President, Clinical Development and Chief Medical Officer of Kosan Biosciences Incorporated from November 2006 until November 2007.  From November 2004 to May 2006, Dr. De Jager served as Chief Medical Officer and Vice President, Clinical Research and Development at Conforma Therapeutics Corporation, a biotechnology company acquired by Biogen Idec Inc., and Senior Director, Oncology Research & Development of Biogen Idec from May 2006 to November 2006.  From 2001 to November 2004, he served as Vice President, Research & Development, Oncology and Internal Medicine at Daiichi Pharmaceutical Corporation and previously served as its Executive Director, Research and Development, Oncology and Senior Director, Research and Development, Oncology.  Prior to joining Daiichi Pharmaceutical Corporation, Dr. De Jager served in various positions at Rgene Therapeutics, Inc., Perlmmune, Inc. (formerly Akzo-Organon Teknika/Biotechnology Research Institute), and Sanofi Research.  Dr. De Jager has been a principal investigator and served on committees of many cancer organizations, including the European Organization for Research and Treatment of Cancer (EORTC), the Southeastern Cancer Study Group and the Eastern Cooperative Oncology Group.  He earned his M. D. degree and his B.S. degree in premedical sciences from the Free University of Brussels in Belgium, and did postdoctoral training at Lenox Hill Hospital (internship), the Mayo Clinic (residency in internal medicine) and Memorial Sloan-Kettering Cancer Center (fellowship in medical oncology and clinical pharmacology).

See disclosure under Item 1.01(a) above for the material terms of Dr. De Jager’s Key Executive Severance Agreement, Change of Control Agreement and compensation.

For additional information, see press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1	Change of Control Agreement between the Company and Robert L. De Jager, M.D., dated as of February 1, 2008

Exhibit 10.2	Key Employee Severance Agreement between the Company and Robert L. De Jager, M.D., dated as of February 1, 2008

Exhibit 10.3	Letter Agreement between Robert L. De Jager, M.D. and the Company dated January 29, 2008

Exhibit 99.1	Press release dated February 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Poniard Pharmaceuticals, Inc.

Dated: February 8, 2008	By:	/s/Anna Lewak Wight
Anna Lewak Wight
Vice President, Legal

EXHIBIT INDEX

Exhibit No.	Description

10.1	Change of Control Agreement between the Company and Robert L. De Jager, M.D., dated as of February 1, 2008

10.2	Key Employee Severance Agreement between the Company and Robert L. De Jager, M.D., dated as of February 1, 2008

10.3	Letter Agreement between Robert L. De Jager, M.D. and the Company dated January 29, 2008

99.1	Press Release dated February 4, 2008